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                                                                    EXHIBIT 23.2

      CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-62241) pertaining to the Badger Meter Employee Savings and Stock Ownership Plan (the Plan) of our report dated May 9, 2003, with respect to the statement of net assets available for benefits of the Plan as of December 31, 2002 included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                                                           /s/ Ernst & Young LLP

Milwaukee, Wisconsin
June 23, 2004

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